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                                                                    EXHIBIT 10.4

                              [CHICO'S LETTERHEAD]

                                                March 1, 2004

Mr. Marvin Gralnick
11215 Metro Parkway
Fort Myers, FL 33912

Dear Marvin:

         This letter will confirm our understanding and agreement with respect to your employment by Chico's FAS, Inc. ("Chico's") from and after March 1, 2004. Your employment under this letter agreement will commence on March 1, 2004 and will be on an "at will" basis, with either of us being able to terminate the arrangement upon thirty days prior notice at any time. As compensation for your services under this letter agreement, Chico's will pay you $2,500 per month, payable on our bi-weekly payroll cycle. During such time as this employment continues, you will make yourself available to provide such advice and assistance as Chico's may from time to time reasonably request in order to effectuate a smooth transition of management associated with your change in duties and responsibilities; provided that such services shall not exceed, without your consent, fifteen hours per month. During such time as this employment continues, Chico's shall have the right to control and direct the performance of your services not only as to the results to be accomplished by you but also as to the detail and means by which such results are accomplished by you. We both acknowledge that, among other matters, your services as an employee are being continued because of your past involvement with and knowledge concerning Chico's. We anticipate that the services to be rendered by you under this letter agreement will be performed away from our Ft. Myers offices, with communications provided principally by way of telephone; however, you are certainly welcome to perform any such services at our offices and you agree to provide such services at our offices if expressly requested to do so by one of our senior executives.

         Kindly indicate your agreement to the above by signing and returning to us the duplicate copy of this letter.

                                   Sincerely,

                                   Chico's FAS, Inc.

                                   By: /s/ Scott A. Edmonds
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                                           Scott A. Edmonds
                                           President and Chief Executive Officer

Agreed to and accepted
as of the 1st day of March, 2004

/s/ Marvin J. Gralnick
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Marvin J. Gralnick